UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2025

ADAPTIN BIO, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-56583	88-1566415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3540 Toringdon Way, Suite 200, #250 Charlotte, North Carolina	28277
(Address of Principal Executive Offices)	(Zip Code)

(888)-609-1498

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 22, 2025, Adaptin Bio, Inc. (the “Company”) entered into a subscription agreement (the “Subscription Agreement”) with certain investors and sold 200,000 shares (the “Shares”) of the Company’s common stock (the “Common Stock”) at $5.00 per Share for gross proceeds of $1.0 million in a closing of a private placement offering (the “Offering”). The transaction was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), as not involving any public offering or Regulation D promulgated thereunder.

In connection with the Offering, the Company will: (a) pay to the placement agent a cash commission of 10.0% and non-allocable expense allowance of 2.0% of the aggregate gross purchase price paid by purchasers in the Offering and (b) issue to the placement agent warrants to purchase a total number of shares of Common Stock equal to 10.0% of all securities sold in the Offering, with a term expiring five years after the final closing of the Offering and an exercise price of $5.00 per share (the “Placement Agent Warrants”).

On December 22, 2025, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company will file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) following the final closing of the Offering registering for resale the shares of Common Stock issued in the Offering and the shares of Common Stock issued or issuable upon exercise of the Placement Agent Warrants (collectively, the “Registrable Shares”). If (a) the Company is late in filing the Registration Statement under the terms of the Registration Rights Agreement, (b) the Registration Statement is not declared effective within 120 days after the final closing date of the Offering (subject to certain exceptions), (c) the Registration Statement ceases for any reason to remain effective or the holders of the Registrable Shares are otherwise not permitted to utilize the prospectus therein to resell the Registrable Shares for a period of more than five consecutive trading days (subject to permitted blackout periods (as defined in the Registration Rights Agreement) and certain other exceptions), or (d) following the listing or inclusion for quotation of the Common Stock on OTC Markets, Nasdaq, NYSE or NYSE American, the Registrable Shares are not listed or included for quotation on such a market, or trading of the Common Stock is suspended or halted on the principal market for the Common Stock, for more than three consecutive trading days (subject to certain exceptions) (each, a “Registration Event”), then in any such case monetary penalties payable by the Company to the holders of the Registrable Shares that are affected by such Registration Event will commence to accrue at a rate equal to 12% per annum.

The Company has agreed to use its commercially reasonable efforts to keep the Registration Statement continuously effective until the earlier of five years from the date it is declared effective by the SEC or for such shorter period ending on the earlier to occur of (a) the sale of all Registrable Shares and (b) the availability of Rule 144 for the holders to sell all of the Registrable Shares without restrictions, including volume limitations, and without the need for current public information, required by Rule 144 (other than Rule 144(i)) or otherwise, during any 90-day period.

The holders of Registrable Shares have “piggyback” registration rights for Registrable Shares not registered as provided above with respect to any registration statement filed by the Company following the effectiveness of the aforementioned Registration Statement that would permit the inclusion of such underlying shares, subject, in an underwritten offering, to customary cut-back on a pro rata basis among the holders of Registrable Shares if the underwriter or the Company determines that marketing factors require a limitation on the number of shares of stock or other securities to be underwritten.

The foregoing descriptions of the Placement Agent Warrants, Subscription Agreement and the Registration Rights Agreement are qualified in entirety by reference to the forms of each, copies of which will be filed with the Company’s Annual Report on Form 10-K for the year ending December 31, 2025.

ITEM 3.02 UNREGISTERD SALES OF EQUITY SECURITIES.

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

This Current Report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy any securities of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adaptin Bio, Inc.

Date: December 23, 2025	By:	/s/ Michael J. Roberts
Michael J. Roberts
President and Chief Executive Officer

2